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                                                                    EXHIBIT 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


        In connection with the special financial report (the "Report") pursuant to Rule 15d-2 under the Securities Exchange Act of 1934 of Narrowstep Inc. (the "Company"), I, Steven Crowther, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. Section 78m(a) or 78o(d); and

        (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.


Dated:  July 12, 2005                     /s/ Steven Crowther
                                          --------------------------------------
                                          Steven Crowther
                                          Chief Financial Officer